UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2025

SEAPORT ENTERTAINMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42113	99-0947924
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

199 Water Street, 28th Floor	10038
New York, NY	(Zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 732-8257

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SEG	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 9, 2025, Seaport Entertainment Group Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). Set forth below are the matters acted upon at the Annual Meeting and the final voting results on each matter.

Proposal 1: Election of Directors

The Company’s stockholders elected Anton D. Nikodemus, Michael A. Crawford, Monica S. Digilio, David Z. Hirsh and Anthony F. Massaro as members of the Company’s board of directors to serve until the Company’s 2026 annual meeting of stockholders and until their respective successors have been duly elected and qualified. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Anton D. Nikodemus	8,082,859	107,105	2,404,056
Michael A. Crawford	8,078,293	111,671	2,404,056
Monica S. Digilio	8,118,012	71,952	2,404,056
David Z. Hirsh	8,047,957	142,007	2,404,056
Anthony F. Massaro	7,943,580	246,384	2,404,056

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
10,567,773	12,110	14,137	--

Based on the foregoing votes, the five director nominees were elected and Proposal 2 was approved.

No other matters were submitted for stockholder action at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2025	SEAPORT ENTERTAINMENT GROUP INC.

	By:	/s/ Lucy Fato
	Name:	Lucy Fato
	Title:	EVP, General Counsel & Corporate Secretary